 Exhibit 99.1

Ascent Solar Technologies, Inc. Secures $9M Equity Financing with Lucro Investments VCC

Ascent Solar receives repeat funding to fuel aggressive turnaround plan and strategy to become global contender in the solar technology solutions market

THORNTON, CO / GLOBE NEWSWIRE / APRIL 20, 2023 – Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (“ASTI” or the “Company”), the leading U.S. innovator in the design and manufacture of featherweight, flexible, CIGS thin-film photovoltaic (PV) solutions, announced today that it has entered into a $9 million equity financing agreement (the “Agreement”) with Singapore-based Lucro Investments. Under the Agreement, Lucro will purchase 7,499,997 shares of Ascent common stock at a purchase price of $1.20 per share. The Company will receive the financing in monthly installments of $1 million. The proceeds of the investment will be used for general business operations and working capital for future initiatives.

This equity investment comes at a pivotal time for the Company, as it executes a turnaround plan and takes steps to establish itself in the global PV solutions marketplace. On April 17, 2023, Ascent announced the completed acquisition of certain manufacturing equipment from Flisom AG and that it would begin manufacturing thin-film solar material in Niederhasli, Switzerland immediately.

“We are pleased to announce an additional funding commitment from Lucro Investments, at an inflection point in our Company’s history. Ascent is undergoing significant and transformative changes, as we continue to guide the Company towards providing our flexible, lightweight, and durable thin-film solar solutions to an expanded spectrum of audiences on an international stage,” said Jeffrey Max, Chief Executive Officer of ASTI. “This new investment commitment from Lucro Investments signals a strong vote of confidence for our burgeoning Company and strategy as we advance our capabilities, output and channels.”

About Ascent Solar Technologies, Inc.

Backed by 20+ years of R&D, 17 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. (ASTI) is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in scenarios where traditional rigid solar panels don’t work. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial and commercial construction, and in consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s Headquarters & Perovskite Manufacturing Center of Excellence are located in Thornton, Colorado and Ascent’s 15MW manufacturing facility is located in Zurich, Switzerland. To learn more, please visit https://www.ascentsolar.com

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the financing transaction, our business strategy, and the potential uses of the proceeds from the transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

Media Contact

Spencer Herrmann
FischTank PR
ascent@fischtankpr.com

Investor Contact

James Masters

Vallum Advisors

ir@ascentsolar.com